CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advanced Series Trust of our report dated February 22, 2023, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the portfolios listed in Appendix 1 for each of the periods indicated in Appendix 1. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York

June 26, 2023

Appendix 1

Portfolio	Statements
Statements of operations and changes in net
AST J.P. Morgan Fixed Income Central	assets for the period November 29, 2022
(commencement of operations) through

December 31, 2022
Statements of operations and changes in net
AST PGIM Fixed Income Central Portfolio	assets for the period June 27, 2022
(commencement of operations) through

December 31, 2022
Statements of operations and changes in net
AST T. Rowe Price Fixed Income Central Portfolio	assets for the period October 26, 2022
(commencement of operations) through

December 31, 2022

2